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                                                                    EXHIBIT 3.42

                                                             F I L E D

                                                            JAN 24 1986

                                                                1 PM

                                                           /s/ Illegible
                                                         SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION

                                       OF

                            RIVERSIDE CEMENT COMPANY

                   1. The name of the corporation is:

                            RIVERSIDE CEMENT COMPANY

                   2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                   3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                   4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

                   5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

                   6. The name and mailing address of the incorporator is:

                                            V. A. Brookens
                                            Corporation Trust Center
                                            1209 Orange Street
                                            Wilmington, Delaware 19801

             I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of January, 1986

                                            /s/ V. A. Brookens
                                            ------------------------------------
                                            V. A. Brookens